SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 24, 2005

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2005, the Board of Directors (the “Board”) approved the following 2004 annual incentive bonus payment for the Chief Executive Officer and the Compensation and Benefits Committee of the Board (the “Committee”) approved the following 2004 annual incentive bonus payments for the other named executive officers pursuant to the terms of their previously-disclosed employment agreements and the Annual Executive Incentive Plan:

Executive Officer	2004 Annual Bonus
James F. Orr	$616,400
David F. Dougherty	$329,703
Steven G. Rolls	$220,375
Earl C. Shanks	$235,600
William H. Hawkins II	$200,260

Consistent with past practice, the Board and Committee approved the performance metrics that would be used to determine the 2005 annual incentive awards for the Chief Executive Officer and other executive officers. The 2005 annual incentive awards will be based on levels of achievement of a (i) pre-established Earnings Per Share target, (ii) pre-established operating income and revenue targets, and (iii) pre-established personal performance goals. Each of these criteria is weighted equally. That portion of the incentive award based on achievement of the objective performance criteria described above will be paid pursuant to the terms of the Annual Executive Incentive Plan, a copy of which is attached hereto as Exhibit 10.1. This plan has previously been approved by the shareholders.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1  Annual Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II
Senior Vice President, General Counsel and Secretary

Date: February 24, 2005

EXHIBIT INDEX

Exhibit No.
10.1	Annual Executive Incentive Plan